                                Filed pursuant to Rule 424(b)(3).
                                This amended pricing supplement relates to Registration Statement Nos. 33-52695 and 333-17913.


                Pricing Supplement No. 108 Dated May 18, 1999
                 (To Prospectus Dated September 23, 1998 and
               Prospectus Supplement Dated September 23, 1998)


                           PAINE WEBBER GROUP INC.

                              Multiple Currency
             ---------------------------------------------------
                      Medium-Term Senior Notes, Series C
             ---------------------------------------------------
             Due from Nine Months to 30 Years from Date of Issue
                              (FIXED RATE NOTES)


Designation:                        Medium Term Senior Notes, Series C

Original Issue Date:                May 20, 1999

Principal Amount:                   $45,000,000

Interest Rate Per Annum:            5.500%

Specified Currency in which
Denominated:                        U.S. Dollars

Stated Maturity:                    May 15, 2000

Issue Price (As a Percentage
of Principal Amount):               100%

Regular Record Dates:               15 Days Prior to the Interest Payment Dates

Interest Payment Dates:             May 15 and November 15

Redemption and Early                The Note cannot be redeemed
Repayment Provisions:               prior to Stated Maturity

Note(s) Represented By:             [X] Global Note
                                    [ ] Certificated Note(s)